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                                   EXHIBIT 22

REGISTRANT'S SUBSIDIARIES
     The following list sets forth the subsidiaries of Registrant, the state or country of incorporation or organization of each, and the names under which the subsidiaries do business. All of the listed subsidiaries are included in the consolidated financial statements of the Registrant. Unless otherwise indicated, all the subsidiaries are wholly-owned by the Registrant either directly or indirectly through one or more intermediaries.


COMPANY NAME                                                   JURISDICTION                          OWNERSHIP
- -------------------------------------------------              ------------------                    ---------
Molex US Inc.                                                 Delaware, U.S.A.                         100.0%
  Molex Caribe Inc.                                           Delaware, U.S.A.                         100.0%
  Molex Electrical Systems Inc.                               Delaware, U.S.A.                         100.0%
  Molex-ETC Inc.                                              Delaware, U.S.A.                         100.0%
     ETC Leasing Inc.                                         Delaware, U.S.A.                         100.0%
  Molex S.A. de C.V.                                          Mexico                                   100.0%


Molex International, Inc.                                     Delaware, U.S.A.                         100.0%
  Ulti-Mate, Inc.                                             California, U.S.A.                       100.0%
  Molex Overseas Inc. dba Molex Espana                        Delaware, U.S.A.                         100.0%
  Molex Eletronica Ltda.                                      Brazil                                   100.0%
  Molex da Amazonia Ltda.                                     Brazil                                   100.0%
  Molex Electronics Ltd.                                      Canada                                   100.0%
  Dongguan Molex South-China Connector Co. Ltd.               China (P.R.C.)                            90.0%
  Molex (Shanghai) Co., Ltd.                                  China (P.R.C.)                            95.0%
  G. Ostervig-Molex A/S                                       Denmark                                   30.0%
  Molex Eastern Europe S.A. dba Molex France                  France                                   100.0%
  Decoupage Moulage De Savoie S.A.                            France                                    19.0%
  Molex Elektronik GmbH                                       Germany                                  100.0%
     Molex Services GmbH                                      Germany                                  100.0%
     Molex GmbH                                               Germany                                   90.0%
* Molex Hong Kong Ltd.                                        Hong Kong                                100.0%
  Molex Hong Kong/China Ltd.                                  Hong Kong                                100.0%
  Molex (India) Ltd.                                          India                                     88.0%
  Molex Italia S.p.A.                                         Italy                                    100.0%
     Zetronic S.p.A.                                          Italy                                     31.0%
  Molex-Japan Co., Ltd.                                       Japan                                    100.0%
  Molex (Malaysia) Sdn. Bhd.                                  Malaysia                                 100.0%
  Molex de Mexico S.A. de C.V.                                Mexico                                   100.0%
  Molex B.V.                                                  Netherlands                              100.0%
  Molex European Distribution Center B.V.                     Netherlands                              100.0%

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

COMPANY NAME                                                  JURISDICTION                            OWNERSHIP
- --------------------------------------------------            ------------------                      ---------
  Molex - G. Knutsen A/S                                      Norway                                    25.0%
  Molex Far East-South Management Pte. Ltd.                   Singapore                                100.0%
  Molex Singapore Pte. Ltd.                                   Singapore                                100.0%
  MEC International Pte. Ltd.                                 Singapore                                 30.0%
  Hi-P Tool & Die Pte.Ltd.                                    Singapore                                 34.0%
  Sylex s.r.o.                                                Slovak Republic                           35.0%
  Molex Property Holding Pty. Ltd.                            South Africa                             100.0%
  Technor (Pty.) Ltd.                                         South Africa                              87.0%
  Molex Korea Co., Ltd.                                       South Korea                              100.0%
* Suministro Iberico de Conexiones S.A.                       Spain                                     25.0%
  Molex Svenska A.B.                                          Sweden                                   100.0%
  Molex Interconnect AG                                       Switzerland                              100.0%
  Molex Illinois S.A.                                         Switzerland                              100.0%
       Smithstown Light Engineering Ltd.                      Ireland                                   50.0%
       Molex Ireland Ltd.                                     Ireland                                  100.0%
  Molex Taiwan Ltd.                                           Taiwan (R.O.C.)                          100.0%
       Land Win Electronic Corporation                        Taiwan (R.O.C.)                           20.0%
  Molex (Thailand) Ltd.                                       Thailand                                 94.75%
  Molex Electronics Ltd.                                      United Kingdom                           100.0%
* Molex European Management Ltd.                              United Kingdom                           100.0%
* Molex Ltd.                                                  United Kingdom                           100.0%


  Beta Phase, Inc.                                            Delaware, U.S.A.                          38.0%
  Molex Fiber Optics Inc.                                     Illinois, U.S.A.                         100.0%
* Molex Alin International, Incorporated                      British Virgin Is.                       100.0%
  Mod-Tap W Corp.                                             Delaware, U.S.A.                         100.0%
       Mod-Tap NA Corp.                                       Massachusetts, U.S.A.                    100.0%
       Mod-Tap System Europe SARL                             France                                   100.0%
       Mod-Tap Limited                                        United Kingdom                           100.0%
       Mod-Tap (Australia) Pty. Limited                       Delaware, U.S.A.                         100.0%
       Mod-Tap GmbH                                           Germany                                  100.0%
       Mod-Tap Japan Limited                                  Delaware, U.S.A.                         100.0%
       Mod-Tap Far East Limited                               Delaware, U.S.A.                         100.0%
       Mod-Tap Sp. z o.o.                                     Poland                                   100.0%

__________________________________________________
*Inactive company